EXHIBIT 99.1

Nixxy’s Auralink AI Announces Up to $120 Million AI-Enabled Reciprocal Telecommunications Services Agreement with a Global Technology Provider

NEW YORK, NY / ACCESS Newswire / February 24, 2025 / Nixxy, Inc. (NASDAQ:NIXX), the "Company" or "Nixxy", announces that its wholly owned subsidiary, Auralink AI, Inc. entered into a twelve-month contract with Mexedia SpA (website: Mexedia.com), an Italian based technology and communications provider, which is traded on Euronext Growth Paris under the symbol: ALMEX.PA. Mexedia had revenues of 323,871,000 Euros for the year-ended December 31, 2023, per its audited financial statements.

Commencing on or before May 1, 2025, Auralink Al will provide Mexedia SMS services over its newly integrated cloud-based platform that helps carriers and operators aggregate wholesale SMS messaging. Auralink has engineered its port provisioning to scale dynamically and support up to $10,000,000 in revenue per month for twelve calendar months. The Agreement will renew automatically thereafter, subject to either party's right of termination upon proper notice. Auralink Al will also be layering its enhanced Al platform for dynamic billing and quality and price-based routing, with the multitude of carriers it interconnects with.

Said Miles Jennings, Interim CEO of Nixxy, "We are pleased that so soon after we acquired our AI-enhanced billing software and switching platform, we were able to secure a substantial reciprocal telecommunications contract with an internationally traded public company in Mexedia, SpA. We expect to increase our service capacities in Q2 and Q3 and the Company plans to provide further financial guidance in accordance with Reg FD in the near future."

Evan Sohn, Chairman of the Board of Directors of Nixxy stated: "As we originally announced in 2024, executing a restructuring of the company, the overarching goal of Nixxy, is to transform traditional businesses with technology in a disruptive manner, thereby profiting from efficiencies. We will continue this expansion every quarter with the goal of additional vertical integration. This is planned to produce higher margins from existing revenues. We will enable growth by providing customers a greater suite of services at highly competitive pricing relative to the marketplace. Utilizing AI to rapidly scale revenues and profitability over the next twelve months gets us closer to our stated goal of building a billion-dollar enterprise."

Operational Transformation: Nixxy is focused on integrating advanced technology and data-driven insights into the operations of acquired businesses. The Company is currently in advanced discussions with several additional acquisition targets that fit the aforementioned criteria and anticipates additional announcements in the near future, subject to the finalization of agreements.

Building a Strong Leadership Team

Nixxy is building a leadership team with experience in capital markets, mergers, acquisitions, and operational management. Nixxy plans to announce key appointments in the coming weeks.

Upcoming Website Enhancements and Investor Communication

Nixxy is updating its corporate website to reflect its strategic direction. The updated site will provide shareholders and stakeholders with insights into the company's strategy and focus areas. Filings and press releases can be found at http://www.nixxy.com/investor-relations.

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About Nixxy

Nixxy, Inc. (NASDAQ:NIXX) is committed to transforming traditional markets through cutting-edge technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovation, Nixxy unlocks new potential and creates opportunities for transformative growth. The company focuses on sectors poised for digital innovation, leveraging data and technology to disrupt conventional business models and drive progress.

Contact Information

Investor Relations

Nixxy

IR@nixxy.com

https://www.nixxy.com

Forward-Looking Statements Disclaimer

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including those regarding our business strategy, future operations, prospects, potential usage and revenues under the described agreement, acquisition plans, financial condition, and market opportunities, are forward-looking statements. Words such as "anticipates," "believes," "expects," "intends," "plans," "projects," "potential," "will," and similar expressions are intended to identify forward-looking statements. These statements are based on our current expectations and beliefs and are subject to various risks, uncertainties, and assumptions, including those related to actual usage under the agreement, market conditions, regulatory approvals, competition, and our ability to successfully implement AI-enhanced services. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. We caution readers not to place undue reliance on any forward-looking statements. Except as required by law, we disclaim any obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Third-Party Data Disclaimer

The financial information regarding each of Nixxy's and Mexedia SpA's financial information presented in this press release is based on data provided by third-party sources and the target company itself. While Nixxy has made reasonable efforts to verify the accuracy of this information, the Company cannot guarantee its completeness or reliability. This data is subject to further due diligence, and actual financial results may differ materially. Investors should not place undue reliance on this information when making investment decisions. Nixxy disclaims any obligation to update or revise this information, except as required by law.

No Offer or Solicitation Disclaimer

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SOURCE: Nixxy, Inc.

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